                                                                    Exhibit 10.6


                                 HYBRIDON, INC.
                                345 Vassar Street
                         Cambridge, Massachusetts 02139

                                  May 20, 2005



Pillar Investments Limited
St. James' Chambers
Douglas
Isle of Man

Gentlemen:

         This letter sets forth the terms and conditions of the engagement of Pillar Investments Limited (the "Advisor") as a non-exclusive financial advisor to Hybridon, Inc. (the "Company") in connection with the arrangement and negotiation of a private placement of the Company's convertible subordinated notes outside of the United States (the "Transaction"). The Advisor, in its capacity as financial advisor to the Company, has identified and will identify potential non-U.S. investors and, subject to the Company's prior written approval, has contacted or will contact such potential investors on behalf of the Company and has provided and will provide such other services in connection with the Transaction as the Company may from time to time reasonably request.

         The Advisor has not contacted or initiated and shall not contact or initiate any discussions with any party or prospective investor without first identifying such party or prospective investor to the Company and obtaining the Company's prior written approval to make such contact or initiate such discussions (such parties and prospective investors that are approved by the Company are referred to herein as the "Approved Investors"). The Advisor shall not have authority under this letter to bind the Company in any way to any party, and nothing contained in this letter shall require the Company to accept the terms of any proposal or undertake any other action that would result in the receipt by the Advisor of a fee hereunder.

         The Advisor represents, warrants and covenants to the Company that:

                  (a) It has not offered, offered to sell or sold and shall not offer, offer to sell or sell any securities of the Company on the basis of any written communications or documents relating to the Company or its business other than written materials furnished by the Company or previously approved by the Company in writing, including without limitation the Company's filings under the Securities Exchange Act of 1934, as amended (the "Offering Materials"). No communications (whether oral or written) or documents relating to the Company or its business made or delivered by the Advisor have been or shall be inconsistent with the Offering Materials.

                  (b) It has not offered, offered to sell or sold and shall not offer, offer to sell or sell any securities of the Company to any investor in the United States or to any United States person outside the United States.

                  (c) It has not engaged and shall not engage in any form of general solicitation or general advertising which is prohibited by Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Transaction or any directed selling efforts in the United States (as such term is defined in Regulation S ("Regulation S") promulgated under the Securities Act). In addition, such Advisor has not taken and shall not take any action that might reasonably be expected to jeopardize the availability for the Transaction of the exemption from registration provided by Regulation S or the qualification of securities of the Company for offer and sale under any applicable foreign securities laws.

                  (d) It shall make reasonable inquiry to determine that each investor is acquiring the securities of the Company for his or its own account for investment.

                  (e) In the performance of its services hereunder, it has complied and shall comply with the U.S. securities laws and the securities laws in effect in any jurisdiction in which securities of the Company are offered by it and the rules, regulations and orders of any securities administrator existing or adopted thereunder.

                  (f) It shall not receive, directly or indirectly, any remuneration in respect of any issuance and sale by the Company of its securities in the United States or to any U.S. person.

         In the event a Transaction with Approved Investors is completed during the term of this letter, the Company will (i) pay the Advisor a fee in an amount equal to 5.25% of the Aggregate Value (as defined below) of the Transaction received from Approved Investors and (ii) issue to the Advisor a five-year warrant or warrants (in a form containing antidilution protection for stock splits and other similar events and other customary provisions as agreed by the Company and the Advisor) to purchase such number of shares of common stock of the Company (the "Warrant Shares") as is equal to 10% of the Issued Shares (as defined below) at an exercise price per share equal to the conversion price of the convertible subordinated notes issued to Approved Investors in the Transaction.

         For the purposes of this letter, (i) the term "Aggregate Value" shall mean the total amount of cash and the fair market value of all other property paid by Approved Investors to the Company in consideration for the convertible subordinated notes of the Company to be issued in the Transaction, and (ii) the term "Issued Shares" shall mean the total number of shares of common stock of the Company issuable, as of the closing, upon conversion of the convertible subordinated notes of the Company issued to the Approved Investors, which Approved Investors were introduced to the Company by the Advisor, in the Transaction.

         The Advisor recognizes that the Company is subject to the rules of the American Stock Exchange, including Section 711 of the American Stock Exchange Company Guide. Accordingly, the Advisor agrees that notwithstanding the foregoing the Company shall have no obligation hereunder to pay any fees or issue any Warrants to the Advisor that would not comply with the rules of the American Stock Exchange or that would require the Company to obtain stockholder approval. In the event of such a conflict, the Company and the Advisor agree to negotiate in good faith new compensation terms for the Advisor.

         In addition to any fees payable to the Advisor under the terms of this letter, the Company agrees to reimburse the Advisor for its reasonable out-of-pocket expenses incurred in connection with the Advisor's activities under this letter, which shall not exceed $35,000, in the aggregate, without the Company's prior approval.

         The Company agrees to indemnify the Advisor and its affiliates, directors, officers, employees, agents and controlling persons (each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, this letter and will, subject to the limitation set forth below, reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses, whether incurred in connection with third party claims or direct claims against the Company) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from an Indemnified Party's breach of this letter, bad faith, willful misfeasance, gross negligence or reckless disregard of its obligations or duties. No Indemnified Party shall settle any claim for which indemnification may be sought by him or it hereunder without the prior written consent of the Company. The Company's obligations to indemnify pursuant hereto shall be limited to the Indemnified Party's actual liabilities, losses, damages or expenses incurred and shall not include any consequential damages or damages for loss of business or reputation.

         The Company will have the right, at its option, to assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to the Advisor (the Advisor hereby agrees that Wilmer Cutler Pickering Hale and Dorr LLP is satisfactory to the Advisor) and the payment of the fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel.

         Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought hereunder, such Indemnified Person shall promptly notify the Company with respect thereto. In addition, an Indemnified Person shall promptly notify the Company after any action is commenced (by the way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such Indemnified Person in respect of which indemnity may be sought hereunder. In any event, failure to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been prejudiced by such failure.

         In the course of its services, the Advisor has had and will have access to Confidential Information (as defined below) concerning the Company. The Advisor agrees that all Confidential Information has been and will be treated by the Advisor as confidential in all respects. The term "Confidential Information" shall mean all information, whether written or oral, which is disclosed by the Company or its affiliates, agents or representatives to the Advisor or is otherwise learned of by the Advisor in connection with its role as financial advisor to the Company which information is not in the public domain, but shall not include: (i) information which, prior to disclosure to the Advisor, was already in the Advisor's possession and was not otherwise subject to an obligation of confidentiality; (ii) information which is publicly disclosed other than by the Advisor in violation of this letter; (iii) information which is obtained by the Advisor from a third party that (x) the Advisor does not know to have violated, or to have obtained such information in violation of, any obligation to the Company or its affiliates with respect to such information, and (y) does not require the Advisor to refrain from disclosing such information; and (iv) information which is required to be disclosed by the Advisor or its outside counsel under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise) or by order of any court or governmental or regulatory body to whose supervisory authority the Advisor is subject; provided that, in such circumstance, the Advisor will give the Company prior written notice of such disclosure and cooperate with the Company to minimize the scope of any such disclosure. Each Advisor's obligation under this paragraph shall survive the expiration, termination or completion of this letter or the Advisor's engagement hereunder.

         The Advisor's engagement hereunder and this letter shall terminate on the earlier of (i) May 30, 2005 or (ii) written notice of termination by the Company to the Advisor or by the Advisor to the Company, it being understood that the provisions relating to confidentiality and indemnification will survive any such termination.

         This letter shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts. This letter constitutes the entire agreement of the parties with respect to the subject matter hereof.

         If the foregoing is in accordance with your understanding, please confirm acceptance by signing and returning to us the duplicate of this letter attached herewith.

                                        Sincerely,

                                        HYBRIDON, INC.



                                        By: /s/ R. Andersen
                                           --------------------
                                           Name:  R.G. Andersen
                                           Title: CFO

AGREED AND ACCEPTED AS OF
THE DATE SET FORTH ABOVE BY:

PILLAR INVESTMENTS LIMITED



By: /s/ Youssef El Zein
   --------------------
    Title: Director